Exhibit (a)(1)(E)

NOTICE OF WITHDRAWAL

regarding Units held in

TCW DIRECT LENDING LLC

TENDERED PURSUANT TO THE OFFER TO EXCHANGE

DATED MAY 21, 2018

THE EXCHANGE OFFER WITHDRAWAL RIGHTS WILL EXPIRE AT,

AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY

TCW ASSET MANAGEMENT COMPANY LLC (“ADVISER”) BEFORE,

5:00 P.M., NEW YORK CITY TIME, ON JUNE 21, 2018, UNLESS

THE OFFER IS EXTENDED OR TERMINATED.

UNITS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, COURIER, PERSONAL DELIVERY OR E-MAIL TO:

TCW Direct Lending LLC

c/o TCW Asset Management Company LLC

865 South Figueroa Street, Suite 1800

Los Angeles, CA 90017

Attention: Vartan Bezhanyan

tcwprivatefunds@tcw.com

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE ADVISER AT THE MAILING ADDRESS OR E-MAIL ADDRESS ABOVE.

All or any portion of Units of TCW Direct Lending LLC (“Direct Lending”) tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 P.M., New York City time, on June 21, 2018 (“expiration date”) and, unless Direct Lending has previously accepted them pursuant to the Exchange Offer, may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer (currently expected to be July 17, 2018).

All tenders validly delivered are considered irrevocable unless validly withdrawn prior to the expiration of the Exchange Offer. Once Direct Lending accepts Units pursuant to the Exchange Offer, the tender is irrevocable.

THIS NOTICE OF WITHDRAWAL IS TO BE USED ONLY TO WITHDRAW TENDERS OF UNITS PURSUANT TO THE EXCHANGE OFFER. To withdraw a tender, you must deliver this Notice of Withdrawal to the address set forth at above or by e-mail to tcwprivatefunds@tcw.com, and such Notice of Withdrawal must be received by the Adviser before 5:00 p.m., New York City time, on the expiration date of the Exchange Offer. See “The Exchange Offer—Withdrawal Rights” in the Offer to Exchange. Capitalized terms used but not defined herein shall have the same meaning given to them in the Offer to Exchange.

Direct Lending will decide all questions as to the form and validity (including time of receipt) of any Notice of Withdrawal, in its sole discretion, and its determination will be final and binding, absent a finding to the contrary by a court of competent jurisdiction. Direct Lending may delegate such power in whole or in part to the Adviser. None of Direct Lending, the Extension Fund, any of the dealer managers, the Adviser nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Withdrawal or will incur any liability for failure to give any notification. Direct Lending reserves the absolute right to waive any defect or irregularity of delivery for any Notice of Withdrawal with regard to any Units.

NOTICE OF WITHDRAWAL

PURSUANT TO THE OFFER TO EXCHANGE DATED

MAY 21, 2018

Ladies and Gentlemen:

The undersigned unitholder of TCW Direct Lending LLC (the “Direct Lending”) hereby withdraws the tender of all or a portion of the Units, which the unitholder submitted by a Letter of Transmittal dated                     , 2018. This tender was in the amount of:                      Units.

THE UNDERSIGNED HEREBY WITHDRAWS                          OF SUCH PREVIOUSLY TENDERED UNITS.

The undersigned recognizes that upon the timely receipt of this Notice of Withdrawal, properly executed, the Units previously tendered and properly withdrawn will not be accepted for Exchange by Direct Lending.

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This Notice of Withdrawal must be signed below by the registered holder(s) of the Units of Direct Lending withdrawn and such name(s) and signature(s) of the registered holder(s) must correspond exactly with the name(s) on the subscription agreement accepted by Direct Lending in connection with the initial purchase of the Units, unless such Units have been transferred by the registered holder(s), in which event this Notice of Withdrawal must be signed in exactly the same form as the name of the last transferee indicated on the ledger maintained by the Direct Lending’s transfer agent.

Name(s):

Name(s) of the registered holder(s), if different:

Address(es):

Telephone No.:	Tax ID No.:

Signature(s):

Capacity (full title):

Dated:

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